EXHIBIT 4.3

                      ADDENDUM TO CONVERTIBLE DEBENTURE AND
                        WARRANT TO PURCHASE COMMON STOCK

This Addendum to Convertible Debenture and Warrant to Purchase Common Stock ("Addendum") is entered into as of the 21st day of June 2005 by and between Ultradata Systems, Incorporated, a Delaware corporation ("Ultradata"), and Golden Gate Investors, Inc., a California corporation ("GGI").

WHEREAS, GGI and Ultradata are parties to that certain 6 3/4 % Convertible Debenture dated as of February 14, 2005 ("Debenture"); and

WHEREAS, GGI and Ultradata are parties to that certain Warrant to Purchase Common Stock dated as of February 14, 2005 ("Warrant"); and

WHEREAS, the parties desire to amend the Debenture and Warrant in certain respects.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ultradata and GGI agree as follows:

1. All terms used herein and not otherwise defined herein shall have the definitions set forth in the Debenture.

2. Immediately upon execution of this Addendum by both parties, GGI shall wire Ultradata $50,000. This amount shall represent a prepayment towards the exercise of Warrant Shares under the Warrant, the timing of which shall be at GGI's sole discretion.

3. The second and third references to the $100,000 amount in the next to last paragraph of section 3.1(a) of the Debenture, as it relates to Ultradata's right to redeem pursuant to section 2.5 of the Debenture, are hereby changed to $60,000. The first reference to the $100,000 amount in section
      (iii) of the next to last paragraph of section 3.1(a) of the Debenture remains unchanged.

4. Except as specifically amended herein, all other terms and conditions of the Debenture and Warrant shall remain in full force and effect.

IN WITNESS WHEREOF, Ultradata and GGI have caused this Addendum to be signed by its duly authorized officers on the date first set forth above.

Ultradata Systems, Incorporated             Golden Gate Investors, Inc.

By: /s/  MONTE ROSS                         By: /s/ TRAVIS HUFF
    ---------------                             ---------------
Name: Monte Ross                            Name: Travis Huff

Title: Chief Executive Officer              Title: Investment Portfolio Manager